QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BIOPHARMX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BIOPHARMX CORPORATION
900 E. Hamilton Avenue, Suite 100
Campbell, California 95008
(650) 889-5020

To the Stockholders of BioPharmX Corporation:

        As you know, BioPharmX Corporation ("BioPharmX" or the "Company") previously announced that we are holding a special meeting of stockholders for the following purposes,

  1.
  To approve the issuance of shares of BioPharmX's common stock to the members of Timber Pharmaceuticals LLC ("Timber") pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of January 28, 2020, among BioPharmX, BITI Merger Sub, Inc. ("Merger Sub") and Timber, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of March 24, 2020 (collectively, together with Amendment No. 2 to the Merger Agreement described below, the "Merger Agreement");

  2.
  To approve an amendment to the Certificate of Incorporation of BioPharmX to effect a reverse stock split of BioPharmX's common stock, at a ratio within the range of 1-for-5 to 1-for-25, with such specific ratio to be mutually agreed upon by BioPharmX and Timber;

  3.
  To approve an amendment to BioPharmX's Certificate of Incorporation to change the corporate name of BioPharmX from "BioPharmX Corporation" to "Timber Pharmaceuticals, Inc.";

  4.
  To approve the Timber Pharmaceuticals, Inc. 2020 Omnibus Equity Incentive Plan and to authorize for issuance 11,650,000 pre-reverse split shares of BioPharmX common stock thereunder (the "Plan Proposal");

  5.
  To approve the issuance of: (a) shares of BioPharmX's common stock upon the exercise of the Investor Warrants to be issued in the Timber Funding and upon exercise of the Bridge Warrants, and (b) additional shares of BioPharmX common stock that may be issued following the closing of the Timber Funding, in each case pursuant to the Securities Purchase Agreement and as required by and in accordance with NYSE American Rule 713 (the "Financing Proposal");

  6.
  To consider and vote upon an adjournment of the BioPharmX special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, and 5; and

  7.
  To transact such other business as may properly come before the BioPharmX special meeting or any adjournment or postponement thereof.

        On or about April 6, 2020, BioPharmX mailed to you a detailed proxy statement that contains a description of the Merger Agreement and the Timber Funding. The attached first supplement to the proxy statement contains additional information that supplements the previously delivered proxy statement. BioPharmX urges you to read this first supplement, together with the proxy statement previously sent to you, regarding the proposed transaction, carefully and in its entirety. This proxy statement supplement ("supplement") is being sent to you on or about April 28, 2020.

        BioPharmX is providing this supplement to reflect, among other things, (a) that the parties have entered into that certain Amendment No. 2 to Agreement and Plan of Merger and Reorganization, dated as of April 27, 2020 and that certain Amendment No. 1 to Securities Purchase Agreement, dated as of April 27, 2020, in order to modify the agreements to allow BioPharmX to meet the requirement that it have, at the closing of the Merger, a $50 million market capitalization pursuant to the NYSE

American Listing Requirements, (b) that BioPharmX has rescheduled the date of its special stockholder's meeting from Thursday, April 30, 2020 until Wednesday, May 13, 2020 at 10:00 AM eastern time, (c) that BioPharmX has determined that for the health and well-being of its stockholders, its special meeting of stockholders that is now scheduled for Wednesday, May 13, 2020 at 10:00 AM eastern time will be a virtual meeting conducted exclusively via live audiocast at https://www.viewproxy.com/BiopharmXcorp/2020/vm. More details of these changes are described below.

        Your vote is important. Whether or not you expect to attend the virtual stockholders meeting, please vote as set forth in the original proxy statement to ensure that your shares will be represented and voted at the special meeting. If you have already voted your shares and do not wish to change your vote, there is no need to submit another proxy card in response to this first supplement to the proxy statement.

        I look forward to your attendance at the meeting.

Sincerely,
Steven M. Bosacki Chief Executive Officer Campbell, California April 27, 2020

BIOPHARMX CORPORATION
900 E. HAMILTON AVE., SUITE 100
CAMPBELL, CALIFORNIA 95008
(650) 889-5020

SUPPLEMENT NO. 1, DATED APRIL 27, 2020,
TO
PROXY STATEMENT
DATED MARCH 31, 2020

        This supplement no. 1 is being mailed to the stockholders of BioPharmX on or about April 28, 2020. The following information supplements and should be read in conjunction with the original proxy statement dated March 31, 2020 of BioPharmX relating to the proposed Merger, which BioPharmX mailed to its stockholders on or about April 6, 2020. Terms defined in the original proxy statement have the same meaning herein, unless the context otherwise requires, and page numbers referenced herein correspond to page numbers in the original proxy statement previously mailed to BioPharmX stockholders.

        BioPharmX is providing this supplement to reflect the following changes to the disclosure in the original proxy statement:

  •
  In an effort to satisfy the NYSE American's Listing Requirement that, at the Effective Time of the Merger, BioPharmX have a market capitalization of no less than $50 million (the "Market Capitalization Requirement"),

  •
  BioPharmX, Timber, and the Investors providing the Timber Funding have entered into an amendment to the Securities Purchase Agreement that eliminates the possibility that any of the Converted Additional Shares that are to be placed in escrow under the Securities Purchase Agreement could be returned to BioPharmX as treasury stock depending on the market price of the BioPharmX common stock. A copy of the form of Amendment No. 1 to the Securities Purchase Agreement is Exhibit A to this supplement.

  •
  BioPharmX and Timber have agreed to amend the Merger Agreement to, if necessary, modify the ownership percentage that BioPharmX's stockholders will own following completion of the Merger from 11.5% to no lower than 8.9% of the combined entity to meet the Market Capitalization Requirement after the Converted Additional Shares are issued at the Effective Time. A copy of Amendment No. 2 to the Merger Agreement is Exhibit B to this supplement.

  •
  Amendment No. 1 to the Securities Purchase Agreement also provides that if the Market Capitalization Requirement is still not satisfied after effecting the changes described above, the Investors will purchase up to an additional 67 million restricted shares of BioPharmX Common Stock for immediate delivery to the Escrow Agent to be held in escrow so long as an investor would otherwise hold in excess of 9.99% of the BioPharmX Common Stock. Any shares so purchased would reduce the number of shares available for purchase under the Series B Warrant to be issued by BioPharmX on the Warrant Closing Date.

    The changes set forth in Amendment No. 1 to the Securities Purchase Agreement and Amendment No. 2 to the Merger Agreement (the first two of such changes, the "April Amendments", the Series B Warrant change, "the Series B Amendment" and collectively, the "Three Amendments") will add to the shares of BioPharmX common stock that will be outstanding at the Effective Time of the Merger, which shares will be considered in determining whether BioPharmX will satisfy the Market Capitalization Requirement and whether shares of

    BioPharmX common stock will continue to trade on the NYSE American Exchange following the Merger.

    Under the transaction as described in the original proxy statement, the market price of BioPharmX's common stock must be at least $0.43 per share to satisfy the Market Capitalization Requirement. Such minimum market price requirement drops to $0.36 per share as a result of the elimination of the possibility of the Converted Additional Shares being returned to BioPharmX following the Merger. Further, if the percentage of BioPharmX's common stock owned by the current BioPharmX stockholders is reduced to 8.9%, the market price of BioPharmX's common stock must be at least $0.28 per share to satisfy the Market Capitalization Requirement. Finally, if the exercise of the Series B Warrant is accelerated such that the maximum of 67,000,000 restricted shares is issued at Closing, the market price of BioPharmX's common stock must be at least $0.20 per share to satisfy the Market Capitalization Requirement. At April 24, 2020, the closing market price of BioPharmX's common stock on the NYSE American Exchange was $0.31 per share. There can be no assurance that BioPharmX will satisfy the Market Capitalization Requirement at the Effective Time of the Merger.

  •
  Because of delays resulting from the above-described restructuring of the proposed transaction in an effort to attempt to meet the Market Capitalization Requirement, BioPharmX has rescheduled its special meeting of stockholders from Thursday, April 30, 2020 until Wednesday, March 13, 2020 at 10:00 AM eastern time.

  •
  Due to the COVID-19 pandemic, BioPharmX has determined that for the health and well-being of its stockholders, the special meeting of stockholders now scheduled to be held on Wednesday, March 13, 2020 to consider and vote upon the matters described above will be a virtual meeting conducted exclusively via live audiocast at https://www.viewproxy.com/BioPharmXCorp/2020. There will not be a physical location for the special meeting, and you will not be able to attend the meeting in person.

  •
  In the original proxy statement, BioPharmX reported that the NYSE American Exchange has transmitted a delisting notice to BioPharmX and that BioPharmX has appealed the delisting notice. The NYSE American Exchange has recently notified BioPharmX that its appeal to the Committee for Review of the NYSE American will be heard on May 21, 2020. It is anticipated that if the Merger is completed prior to that date and the NYSE American agrees to list the combined entity, that the appeal will become moot.

        If additional shares are issued as described above, the stock ownership of the combined company following the completion of the Merger can be summarized as follows (the following information gives effect to the BioPharmX Reverse Stock Split described in BioPharmX Proposal No. 2 at an assumed rate of 1-for-25):

	Original Proxy Statement Prospectus		Additional Shares Issued into Escrow f/b/o the Investors		Change to Timber Percentage		Additional Shares Issued into Escrow f/b/o Investors at Closing in lieu of a Portion of the Series B Warrant
	Shares	Percent	Shares	Percent	Shares	Percent	Shares	Percent
BioPharmX Stockholders	656,316	14.1%	656,316	11.6%	656,316	8.9%	656,316	6.6%
Current Timber Members	3,012,345	64.7%	3,012,345	53.4%	4,121,524	56.2%	4,121,524	41.1%
Investors	987,727	21.2%	1,320,589	23.4%	1,726,637	23.5%	2,578,877	25.7%
Escrow(1)	—	—	654,864	11.6%	835,075	11.4%	2,662,835	26.6%

	4,656,388	100.0%	5,644,115	100.0%	7,339,552	100.0%	10,019,552	100.0%

(1)
These shares represent the Converted Additional Shares and/or the shares of common stock issued under the Series B Amendment that will be held in escrow by Bank of New York Mellon for the ultimate benefit of one or more of the Investors following the closing of the Merger, to the extent such shares of common stock cannot be delivered to any of the Investors because receipt would cause the applicable Investor, together with its affiliates, to beneficially own, after such receipt, more than 9.99% of the outstanding shares of common stock of the Company.

 Changes to sections of the original proxy statement.

        The following sections of the original proxy statement are amended to read as follows:

  Replacing the final paragraph under "Proposed Merger: Your Vote is Very Important" on the cover of the proxy statement, as follows:

  Replacing the second paragraph under "Notice of Special Meeting of Stockholders", as follows:

  Replacing the paragraph under "Q: When and where is the special meeting of BioPharmX's stockholders?" on Page 5, as follows:

  Replacing the paragraph under the heading "Date, Time and Place" on Page 87, as follows:

        Due to concerns regarding the COVID-19 outbreak, our Special Meeting will now be a virtual meeting. There will not be a physical location for the Special Meeting, and you will not be able to attend in person.

        To participate in the special meeting:

  •
  If you are a record stockholder, you must register at https://www.viewproxy.com/BioPharmXCorp/2020/ by 11:59 p.m. Eastern Time on Monday, May 11, 2020. You will need to enter your name, phone number, control number (which is included on your proxy card), and email address as part of the registration process, following which you will receive an email confirming your registration and providing your password to attend the Virtual Special Stockholders' Meeting.

    On the day of the Virtual Special Stockholders' Meeting, Wednesday, May 13, 2020, if you have properly registered, you may enter the Virtual Special Stockholders' Meeting by logging in at https://www.viewproxy.com/BioPharmXCorp/2020/vm and use the password you received via the registration confirmation email and the control number found on your proxy card.

    If you wish to vote your shares electronically at the Virtual Special Stockholders' Meeting, you will need to visit the link provided during the Virtual Special Stockholders' Meeting while the polls are open, and you will need your control number found on your proxy card.

  •
  If your shares are held in a "street name", you must:

  •
  Obtain a legal proxy from your broker, bank, or other nominee;

  •
  Register at https://www.viewproxy.com/BioPharmXCorp/2020/ by 11:59 p.m. Eastern Time on Monday, May 11, 2020. You will need to enter your name, phone number, and email address and provide a copy of the legal proxy (which may be uploaded to the registration website or emailed to VirtualMeeting@viewproxy.com) as part of the registration process, following which you will receive an email confirming your registration and providing your password and virtual control number to attend the Virtual Special Stockholders' Meeting.

  •
  On the day of the Virtual Special Stockholders' Meeting, if you have properly registered, you may enter the Virtual Special Stockholders' Meeting by logging in at https://www.viewproxy.com/BioPharmXCorp/2020/vm and use the password you received via the registration confirmation email and the virtual control number assigned to you in the registration confirmation email.

  •
  If you wish to vote your shares electronically at the Virtual Special Stockholders' Meeting, you will need to visit the link provided during the Virtual Special Stockholders' Meeting while the polls are open, and you will need your virtual control number assigned to you in the registration confirmation email.

        The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plug-ins. Please ensure you have a strong WiFi connection wherever you intend to participate in the meeting. Also, please give yourself sufficient time to log-in, allow ample time for the check-in procedures, and insure you can hear the streaming audio before the meeting starts.

        We will answer questions relevant to meeting matters, subject to time constraints. However, we reserve the right to exclude questions that are not pertinent to meeting matters or to edit profanity or other inappropriate language. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions regarding personal matters or matters not relevant to meeting matters will not be addressed.

        We will have technicians ready to assist you with any technical difficulties you may have accessing the Virtual Special Stockholders' Meeting live audio webcast. Please be sure to check in by 9:45 a.m. Eastern Time on Wednesday, May 13, 2020, the day of the Virtual Special Stockholders' Meeting, so we may address any technical difficulties before the Virtual Special Stockholders' Meeting live audio webcast begins. If you encounter any difficulties accessing the Virtual Special Stockholders' Meeting live audio webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.

  Supplementing the final full sentence on Page 1 and the fourth paragraph on Page 8 by inserting the following as a new paragraph:

        However, if the April Amendments are effected, immediately after the Merger and not accounting for the impact of the future issuance of shares of BioPharmX common stock to (i) the holders of the VARs, (ii) the holders of Timber preferred shares upon conversion of those shares into common stock, and (iii) the Investors, upon the exercise of the Series A Warrants, the Series B Warrants and the Bridge Warrants (see the section titled "Agreements Related to the Merger—Timber Funding" in this proxy statement/prospectus/information statement), Timber's common members (including the Investors providing the Timber Funding) will own in the aggregate approximately 91.1% of the outstanding common stock of BioPharmX, with BioPharmX's stockholders holding shares immediately prior to the Effective Time owning approximately 8.9% of the outstanding capital stock of BioPharmX, subject to adjustment as set forth in this proxy statement/prospectus/information statement. If all Three Amendments are effected in full, on the same assumptions, the BioPharmX stockholders will own approximately 6.6% of the outstanding BioPharmX common stock.

  Supplementing the first paragraph under "Q: What will Timber's unitholders receive in the Merger?" on Page 3 by inserting the following as a new paragraph:

        However, if the April Amendments are effected, as a result of the Merger and not accounting for the impact of the future issuance of shares of BioPharmX common stock to (i) the holders of the VARs, (ii) the holders of Timber preferred shares upon conversion of those shares into common stock, and (iii) the Investors upon the exercise of the Series A Warrants, the Series B Warrants and the Bridge Warrants (see the section titled "Agreements Related to the Merger—Timber Funding" in this proxy statement/prospectus/information statement), Timber's common members (including holders of Investors providing the Timber Funding) will own in the aggregate approximately 91.1% of the outstanding capital stock of BioPharmX at the Effective Time, subject to adjustments.

  Supplementing the first paragraph on Page 8 by inserting the following as a new sentence immediately prior to the last sentence:

        However, if the April Amendments are effected, Timber's common members (including the Investors providing the Timber Funding) will be entitled to receive approximately 167,080,902 pre-reverse split shares of BioPharmX common stock, subject to adjustment.

  Supplementing the first full paragraph on Page 11 and the second full paragraph on Page 133 by inserting the following as a new paragraph:

        However, if the April Amendments are effected, and assuming there are still 16,407,907 pre-reverse split shares of BioPharmX common stock outstanding, BioPharmX would issue approximately 167,080,902 pre-reverse split shares of BioPharmX common stock to the holders of Timber common units and reserve approximately 5,953,720 pre-reverse split shares of BioPharmX common stock for potential payment to holders of Timber VARs, such numbers reflecting the relative valuations of BioPharmX and Timber in accordance with the Merger Agreement, assuming the other assumptions set forth above remain the same.

  Supplementing the fifth full paragraph on Page 11 by inserting the following as a new paragraph:

        However, if the April Amendments are effected, immediately after the Merger, Timber's members (including any Investors providing the Timber Funding) as of immediately prior to the Effective Time will own (or have the right to receive) approximately 91.1% of the outstanding capital stock of BioPharmX and BioPharmX's stockholders as of immediately prior to the Effective Time will own approximately 8.9% of the outstanding capital stock of BioPharmX, subject to adjustment as set forth in this proxy statement/prospectus/information statement. If all Three Amendments are effected in full, the BioPharmX stockholders as of immediately prior to the Effective Time will own approximately 6.6% of the outstanding capital stock of BioPharmX.

  Supplementing the first paragraph under the first risk factor on Page 24 by inserting the following as a new paragraph:

        If the April Amendments are effected, applying the formula in the Merger Agreement, the former Timber common unit holders (including Investors providing the Timber Funding) immediately before the Merger will own (or have the right to receive) approximately 91.1% of the outstanding capital stock of BioPharmX immediately following the Merger, and the stockholders of BioPharmX immediately before the Merger are expected to own approximately 8.9% of the outstanding capital stock of BioPharmX immediately following the Merger, subject to certain adjustments. If all Three Amendments are effected in full, the BioPharmX stockholders as of immediately prior to the Effective Time will own approximately 6.6% of the outstanding capital stock of BioPharmX.

  Supplementing the first paragraph under the third risk factor on Page 28 by inserting the following as a new sentence immediately prior to the last sentence:

        If the April Amendments are effected, immediately after the Merger, it is currently estimated that Timber common unit holders (including Investors providing the Timber Funding) will own (or have the right to receive) approximately 91.1% of the common stock of the combined organization and BioPharmX stockholders, whose shares of BioPharmX will remain outstanding after the Merger, will own approximately 8.9% of the combined organization. If all Three Amendments are effected in full, the BioPharmX stockholders as of immediately prior to the Effective Time will own approximately 6.6% of the outstanding capital stock of BioPharmX.

  Supplementing the first paragraph under the first risk factor on Page 31 by inserting the following as a new sentence immediately prior to the last sentence:

        If the April Amendments are effected, immediately following the Merger, the former Timber securityholders (including holders of VARs and any Investors providing the Timber Funding, and holders of the Preferred Shares, if they are converted) immediately before the Merger are expected to own (or have the right to receive) approximately 91.1% of the BioPharmX common stock, and BioPharmX's securityholders immediately before the Merger are expected to own, or hold rights to acquire, approximately 8.9% of the BioPharmX common stock.

  Supplementing the second paragraph under the heading "Common Units" on Page 126 by inserting the following as a new paragraph:

        However, if the April Amendments are effected, immediately after the Merger, and not accounting for additional shares of BioPharmX common stock that may be issuable pursuant to the adjustment provisions in the Investor Warrants sold in the Timber Funding (see the section titled "Agreements Related to the Merger—Timber Funding" in this proxy statement/prospectus/information statement), it is expected that Timber's existing common unit holders (including the Investors providing the Timber Funding) will own (or have the right to receive) approximately 91.1% of the outstanding capital stock of BioPharmX with BioPharmX's existing stockholders owning approximately 8.9% of the outstanding capital stock of BioPharmX, subject to certain adjustments. If all Three Amendments are effected in full, the BioPharmX stockholders as of immediately prior to the Effective Time will own approximately 6.6% of the outstanding capital stock of BioPharmX.

  Replacing the first sentence clause on Page 133, as follows:

        The "Timber Percentage", or "TP", is 88.5%, but can be increased to 91.1% if under the April Amendments additional shares are required to be issued to satisfy the Market Capitalization Requirement at the Effective Time of the Merger;

  Supplementing the first paragraph under "Proposal No. 1: Approval of the Issuance of Common Stock in the Merger" on Page 158 by adding the following as a new paragraph:

        If the April Amendments are effected, it is expected that Timber's current common unit holders (including the Investors providing the Timber Funding) will own (or have the right to receive) approximately 91.1% of the outstanding common stock of BioPharmX and current BioPharmX will own approximately 8.9% of the outstanding common stock of BioPharmX, subject to certain adjustments. If all Three Amendments are effected in full, the BioPharmX stockholders as of immediately prior to the Effective Time will own approximately 6.6% of the outstanding capital stock of BioPharmX.

  Supplementing clause (i) in the first paragraph on Page 248 by adding the following as a parenthetical immediately following the end of the clause as follows:

        (if the April Amendments are effected, Timber stockholders and other persons holding securities convertible, exercisable or exchangeable directly or indirectly for Timber common stock are expected to own approximately 91.1% of BioPharmX immediately following the Effective Time of the Merger)

  Supplementing the beneficial ownership table of the combined entity on page 271 by inserting the following immediately after the table and before the footnotes:

        If all of the Three Amendments are effected and all of the additional shares described above are issued, there will be 10,019,552 shares of post-reverse split common stock outstanding and the beneficial ownership of the 5% or greater stockholders of the combined entity shall be as set forth in the following table:

5% or Greater Stockholders	Shares of Common Stock	Percent
TardiMed Sciences LLC	3,670,101	36.6%
Patagonia Pharmaceuticals LLC	407,789	4.1%
Empery Asset Management LP(1)	991,936	9.9%
Altium Growth Fund, LP(2)	991,936	9.9%
Hudson Bay Master Fund Ltd.(3)	629,005	6.3%

(1)
Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd ("EAM"), Empery Tax Efficient, LP ("ETE") and Empery Debt Opportunity Fund, LP, ("EDOF") has

  discretionary authority to vote and dispose of the shares held by EAM, ETE and EDOF, and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM, ETE and EDOF. EAM, ETE, EDOF, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The principal address of Empery Asset Management LP is 1 Rockefeller Plaza, Suite 1205, New York, New York 10020. Does not include shares of common stock underlying the Bridge Warrants, Series A Warrants, Series B Warrants which are not exercisable within 60 days of May 13, 2020 or which cannot be exercised to the extent such exercise would cause the applicable stockholder, together with its affiliates, to beneficially own, after such exercise, more than 9.99% of the outstanding shares of common stock of the Company. Also, does not include shares of common stock issued contemporaneously with the closing of the Merger under the Three Amendments for the benefit of the EAM, ETE or EDOF that will be held in escrow by Bank of New York Mellon for the ultimate benefit of EAM, ETE or EDOF following the closing of the Merger to the extent such shares of common stock cannot be delivered to EAM, ETE or EDOF because receipt would cause the applicable stockholder, together with its affiliates, to beneficially own, after such receipt, more than 9.99% of the outstanding shares of common stock of the Company.

(2)
Altium Capital Management, LP, the investment manager of Altium Growth Fund, LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Capital Growth GP, LLC, which is the general partner of Altium Growth Fund, LP. Each of Altium Growth Fund, LP and Jacob Gottlieb disclaims beneficial ownership over these securities. The principal address of Altium Capital Management, LP is 152 West 57th Street, 20th Floor, New York, New York 10019. Does not include shares of common stock underlying the Bridge Warrants, Series A Warrants, Series B Warrants which are not exercisable within 60 days of May 13, 2020 or which cannot be exercised to the extent such exercise would cause Altium Growth Fund, LP, together with its affiliates, to beneficially own, after such exercise, more than 9.99% of the outstanding shares of common stock of the Company. Also, does not include shares of common stock issued contemporaneously with the closing of the Merger under the Three Amendments for the benefit of the Altium Growth Fund, LP that will be held in escrow by Bank of New York Mellon for the ultimate benefit of Altium Growth Fund, LP following the closing of the Merger to the extent such shares of common stock cannot be delivered to Altium Growth Fund, LP because receipt would cause Altium Growth Fund, LP, together with its affiliates, to beneficially own, after such receipt, more than 9.99% of the outstanding shares of common stock of the Company.

(3)
Hudson Bay Capital Management LP, the Investment Manager of Hudson Bay Master Fund Ltd. has voting and dispositive power over the securities of the company held by such entity. Sander Gerber is the Managing Member of Hudson Bay Capital GP LLC, which is the General Partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd and Sander Gerber disclaim beneficial ownership over the securities held by such entity. The address for Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York 10017. Does not include shares of common underlying the Series A Warrants and Series B Warrants which are not exercisable within 60 days of May 13, 2020.

  Removing from pages 17 and 156 of the original proxy statement/prospectus the description of the Financing Lock Up Agreements.

        The financing lock up agreements described on those pages of the original proxy statement/prospectus are no longer part of the financing transaction.

Select Pro Forma Financial Data

        The following table depicts the shares of BioPharmX common stock on a per share basis taking into consideration the various effects of the Three Amendments as set forth below:

	None of the Three Amendments in Effect	April Amendments in Effect	Three Amendments in Effect
Net loss per share	$(2.82)	$(1.77)	$(1.29)
Book value per share	$3.85	$2.41	$1.76

Revoking Your Proxy and Changing Your Vote.

        If you have already voted your shares and do not wish to change your vote, there is no need to submit another proxy card in response to this first supplement to the proxy statement.

        If you have already voted or submitted your proxy card, you may revoke it at any time before it is exercised by sending another proxy card with a later date. Please note that if your shares are held in "street name", consult your broker for instructions on how to revoke your proxy or change your vote.

        If you would like additional copies of the proxy card, or if you have questions about the Merger or this supplement, please refer to Page 6 of the proxy statement for contact information for either BioPharmX or Timber.

 Exhibit A

FORM OF AMENDMENT NO. 1 SECURITIES PURCHASE AGREEMENT

        THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this "Amendment"), is made and entered into as of April 27, 2020 (the "First Amendment Effective Date"), by and among BioPharmX Corporation, a Delaware corporation ("BioPharmX"), Timber Pharmaceuticals LLC, a Delaware limited liability company ("Timber") and each investor signatory hereto (each, an "Investor"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in that certain Securities Purchase Agreement, made and entered into as of March 27, 2020 by and among BioPharmX, Timber, the Investor and other investors ("Other Investors") listed on the Schedule of Buyers attached thereto (the "Securities Purchase Agreement").

RECITALS

  A.
  Section 10(e) of the Securities Purchase Agreement provides that the Securities Purchase Agreement may not be amended except by the approval of BioPharmX, Timber and the Required Holders (as defined in the Securities Purchase Agreement).

  B.
  The parties hereto have determined that this Amendment is advisable and in the best interests of their respective entities to enable the condition to the Merger that the BioPharmX remain listed on the NYSE American Exchange ("NYSE") to be satisfied, and this Amendment shall be read in a manner consistent with NYSE regulations so as to effectuate such purpose.

  C.
  The parties hereto wish to amend the Securities Purchase Agreement as set forth in this Amendment, which shall be effective (such time, the "Effective Time") upon receipt by BioPharmX and Timber of (i) this Amendment duly executed and delivered by BioPharmX, Timber and the Investor and (ii) other amendments to the Securities Purchase Agreement substantially identical in form and substance to this Amendment duly executed and delivered by BioPharmX, Timber and certain Other Investors, which together with the Investor represent the Required Holders (as defined in the Securities Purchase Agreement)

AGREEMENT

        The parties to this Amendment, intending to be legally bound, hereby agree as follows:

  1.
  Amendments to Section 1.

    Section 1(a) of the Securities Purchase Agreement is hereby amended and replaced in its entirety with the following paragraph:

    " (a) Purchase of Initial Common Units. Subject to the satisfaction (or waiver) of the conditions set forth in Section 7 and 8 below, (x) Timber shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from Timber on the Closing Date (as defined below), the number of Initial Common Units as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers, (y) Timber shall issue to each Buyer for no additional consideration, on the Closing Date (as defined below), a number of Timber Common Units equal to the lesser of (1) the number of Timber Common Units equal to the Buyers' Allocation Number issuable as Additional Common Units and (2) such number of Timber Common Units that such Buyer indicates in writing to Timber on or prior to the Closing Date that it can receive without, after giving effect to the Merger, exceeding the Maximum Percentage (as defined in Section 1(c)(iv) below) and (z) Timber shall issue in escrow in the name of the Escrow Agent a number of shares of Timber Common Units equal to the difference between (1) such Buyers' Allocation Number issuable as Additional Common Units and (2) the number of Timber Common Units issued to such Buyer in accordance with clause (y) above, in accordance with the terms hereof and the Securities Escrow Agreement (the "Closing").

    Section 1(c)(i) of the Securities Purchase Agreement is hereby amended by inserting the following immediately after the first paragraph:

    "For purposes of this Agreement, the "Final Per Share Price" shall be equal to the greater of (a) the Reset Floor Price (as defined in the Warrants) and (b) eighty-five percent (85%) of the sum of the three (3) lowest Weighted Average Prices (as defined in the Warrants) of the BioPharmX Common Stock during the period beginning on the first (1st) Trading Day (as defined in the Warrants) immediately following the Closing Date and ending on the Warrant Closing Date, inclusive (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period), divided by three (3)."

    Section 1(c)(ii) of the Securities Purchase Agreement is amended and replaced in its entirety with the following paragraph:

    "(ii) Obligation to Deliver Additional Common Units. Promptly, but in any event by no later than (x) the Trading Day immediately following the Closing Date and/or (y) if Section 1(c)(iv) prevents the delivery on the Trading Day immediately following the Closing Date of all or any portion of the Exchange Shares (as defined in Section 5(d)) issued into escrow pursuant to the Securities Escrow Agreement in exchange of Additional Common Units to a Buyer, the second (2nd) Trading Day immediately after the delivery to BioPharmX of a notice by such Buyer in the form attached hereto as Exhibit D setting forth such Buyer's election to receive all or any portion of the Exchange Shares issued in exchange of the Additional Common Units and the delivery of which is no longer prevented by Section 1(c)(iv) (a "Capacity Notice") (the Trading Day immediately following the Closing Date and each second (2nd) Trading Day immediately following the delivery to BioPharmX of a Capacity Notice, an "Additional Exchange Shares Delivery Date"), subject to Section 1(c)(iv), BioPharmX shall, in each case, without any additional consideration, cause the Escrow Agent to transfer from the escrow account governed by the Securities Escrow Agreement and deliver by crediting to such Buyer's or its designee's balance account with The Depository Trust Company ("DTC") through its Deposit / Withdrawal At Custodian system, the Additional Common Units (once exchanged for the Exchange Shares as set forth herein) (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof and including any securities, cash, rights or other property distributed with respect to such Additional Common Units or in exchange for such Additional Common Units), which such Exchange Shares issued in exchange of Additional Common Units shall be equal to the number of Exchange Shares issued in exchange for the Additional Common Units deposited in such Buyer's escrow account (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof). The Securities Escrow Agreement shall provide that Timber, prior to the Merger, or BioPharmX, after the Merger, or its designee, has the power to vote each Exchange Share, not the Buyer, for so long as such Exchange Share is held in escrow. The Securities Escrow Agreement shall be in a form reasonably satisfactory to all parties hereto." Section 1 of the Securities Purchase Agreement is further amended to add the following paragraphs as Section 1(g):

    "(g) Amendment Relating to Series B Warrants; Acceleration of Exercises. Notwithstanding anything set forth in this Agreement, if immediately prior to the Effective Time on the Closing Date, following (i) the issuance of the Additional Common Units to the Buyer and the Escrow Agent at Closing under Section 1(c)(ii) above and to all Buyers and the Escrow

    Agent under comparable provisions, and (ii) the issuance of a number of shares of BioPharmX Common Stock equal to the Limit Number pursuant to Amendment No. 2 to the Merger Agreement, dated as of the date hereof, by and among BioPharmX, Timber and certain other parties (the "Merger Amendment"), the product of the New Outstanding Number times the NYSE Closing Price (the "Market Value") would still be less than $50 million, then each applicable Buyer agrees to purchase, and BioPharmX agrees to sell, for immediate delivery by BioPharmX to the Escrow Agent immediately following the Effective Time on the Closing Date, at a price of $0.001 per share, a number of shares of restricted BioPharmX Common Stock (the "Restricted Stock") with a value (based on the NYSE Closing Price) equal to the applicable Buyer's percentage that is calculated by dividing (x) the aggregate Purchase Price to be paid by such Buyer under the Schedule of Buyers annexed to the Securities Purchase Agreement by (y) $25 million (the "Buyer Percentage") of $50 million less the Buyer Percentage of the Market Value, such that, following the purchases by all Buyers, the Market Value of the New Outstanding Number plus the value of the shares of Restricted Stock issued pursuant to this Section 1(g) contemporaneously with the Effective Time shall be equal to $50 million; provided, that if the number of shares of Restricted Stock would otherwise exceed the Buyer Percentage of 67,000,000 pre-reverse split shares, the number of shares of Restricted Stock purchased pursuant to this Section 1(g) shall equal the Buyer Percentage of 67,000,000 pre-reverse split shares.

    Furthermore, any purchase pursuant to this Section 1(g) shall be deemed among the parties an acceleration of the exercise of such purchaser's Series B Warrant, such that the Initial Maximum Eligibility Number and Maximum Eligibility Number (as such terms are defined in such purchaser's Series B Warrant) shall be reduced, but not below zero, by the number of shares of Restricted Stock issued to such purchaser pursuant to this Section 1(g), and the Series B Warrant issued to such purchaser on the Warrant Closing Date shall reflect such lesser number of shares of BioPharmX Common Stock. Any shares of BioPharmX Common Stock issued hereunder shall be Restricted Stock, and bear a legend reflecting such securities laws restrictions, consistent with the terms of the Series B Warrants. In addition, the legend removal provisions, including any liquidated damages provisions relating to failure to timely issue securities without restrictive legends and/or to remove restrictive legends, shall apply to the Restricted Stock as if the Restricted Stock were issued pursuant to the Series B Warrants. Notwithstanding anything to the contrary contained in the Registration Rights Agreement, the Restricted Stock shall be deemed to be Registrable Securities under the terms of the Registration Rights Agreement and shall be registered for resale along with the shares of Common Stock underlying the Series A Warrants and the Series B Warrants.

    Promptly but in any event by no later than (x) the Trading Day immediately following the Closing Date and/or (y) if Section 1(c)(iv) prevents the delivery on the Trading Day immediately following the Closing Date of all or any portion of the shares of Restricted Stock, the second (2nd) Trading Day immediately after the delivery to BioPharmX of a notice by such Buyer in the form attached hereto as Exhibit D setting forth such Buyer's election to receive all or any portion of the Restricted Stock such Buyer is entitled to pursuant to this Section 1(g) and the delivery of which is no longer prevented by Section 1(c)(iv) (a "Restricted Stock Capacity Notice") (the Trading Day immediately following the Closing Date and each second (2nd) Trading Day immediately following the delivery to BioPharmX of a Restricted Capacity Notice, an "Additional Restricted Stock Delivery Date"), subject to Section 1(c)(iv), BioPharmX shall, in each case, without any additional consideration, cause the Escrow Agent to transfer from the escrow account governed by the Restricted Stock Escrow Agreement (as defined below) and deliver a certificate bearing a restricted stock legend representing such shares of Restricted Stock.

    Any shares of Restricted Stock issued pursuant to this Section 1(g) shall be placed into escrow with the Escrow Agent pursuant to a separate escrow agreement (the "Restricted Stock Escrow Agreement"). The Restricted Stock Escrow Agreement shall provide that Timber, prior to the Merger, or BioPharmX, after the Merger, or its designee, has the power to vote each share of Restricted Stock, not the Buyer, for as long as such share of Restricted Stock is held in escrow. The Restricted Stock Escrow Agreement shall be in a form reasonably satisfactory to all parties hereto.

    For purposes of this Section 1(g) only, capitalized terms not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Merger Amendment."

  2.
  Effectiveness. The provisions of this Amendment shall be effective, and shall only be effective, upon the Effective Time.

  3.
  No Group. BioPharmX hereby acknowledges and agrees with the Investor that it is not aware of any relationship between the Investor and any Other Investors, other than the relationship between the Investor and funds managed by the investment manager of the Investors. Timber hereby acknowledges and agrees with the Investor that it is not aware of any relationship between the Investor and any Other Investors, other than the relationship between the Investor and funds managed by the investment manager of the Investors.

  4.
  Continuing Effectiveness; Entire Agreement. Except as expressly modified by this Amendment from and after the Effective Time, the Securities Purchase Agreement shall remain in full force and effect in accordance with its terms, with each of BioPharmX, Timber and the Investor ratifying, adopting and affirming the Securities Purchase Agreement and otherwise intending to be bound thereby. From and after the Effective Time, this Amendment shall be deemed an amendment to the Securities Purchase Agreement. Upon the effectiveness of this Amendment, all references in the Securities Purchase Agreement to "the Agreement" or "this Agreement," as applicable, shall refer to the Securities Purchase Agreement, as modified by this Amendment and the Other Amendments.

  5.
  Miscellaneous. Section 10 of the Securities Purchase Agreement is hereby incorporated into this Amendment mutatis mutandis.

[Signature page follows]

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

BIOPHARMX CORPORATION
By:
	Name:	Steven M. Bosacki
	Title:	Chief Executive Officer
TIMBER PHARMACEUTICALS LLC
By:
	Name:	John Koconis
	Title:	Chief Executive Officer
Investor
By:
Name:
Title:

 EXHIBIT B

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Amendment"), is made and entered into as of April 27, 2020 (the "Second Amendment Effective Date"), by and among BioPharmX Corporation, a Delaware corporation ("Parent"), BITI Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and Timber Pharmaceuticals LLC, a Delaware limited liability company ("Company"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in that certain Agreement and Plan of Merger and Reorganization, made and entered into as of January 28, 2020, as previously amended, by and among Parent, Merger Sub and Company (the "Merger Agreement").

RECITALS

  A.
  Section 10.2 of the Merger Agreement provides that the Merger Agreement may not be amended except by the approval of Parent, Merger Sub and Company.

  B.
  The board of directors and the board of managers of each of the respective parties, as applicable, have determined that this Amendment is advisable and in the best interests of their respective entities and their respective stockholders and members to enable the condition to the Merger that the Parent remain listed on the NYSE American Exchange ("NYSE") to be satisfied, and this Amendment shall be read in a manner consistent with NYSE regulations so as to effectuate such purpose.

  C.
  The parties wish to amend the Merger Agreement as set forth in this Amendment, such amendment to be effective as of the date hereof.

AGREEMENT

        The parties to this Amendment, intending to be legally bound, hereby agree as follows:

  1.
  Amendment to Definition of Timber Allocation Number. The definition of "Timber Allocation Number" set forth in Exhibit A of the Merger Agreement is supplemented to add the following at the end of the current definition:

    "Notwithstanding the foregoing, if, immediately prior to the Effective Time, the New Outstanding Number (prior to the adjustments described herein) times the NYSE Closing Price is less than $50,000,000 then, at the Effective Time, the Timber Issuance Number shall be increased such that the New Outstanding Number times the NYSE Closing Price equals or exceeds $50,000,000; provided that the increase to the Timber Issuance Number shall not cause the number of shares of Parent Common Stock being issued to the holders of Timber Common Units under the Registration Statement to exceed the Limit Number; provided, further, that if the foregoing formula produces a product of less than $50,000,000, the Timber Issuance Number shall equal the Limit Number."

  2.
  Amendment to Definition of Timber Percentage. The definition of "Timber Percentage" set forth in Exhibit A of the Merger Agreement shall be deleted in its entirety and replaced with the following:

    "Timber Percentage" means 88.5% unless the additional clause of the definition of Timber Allocation Number contained in Section 1 of this Amendment becomes applicable."

  3.
  Additional Definitions. The following additional terms shall be as defined herein.

    a.
    "New Outstanding Number" shall mean the sum of the Parent Outstanding Number and the Timber Issuance Number.

    b.
    "Parent Outstanding Number" shall mean the number of shares of Parent Common Stock outstanding on the Closing Date before the consummation of the Merger but excluding any shares of Parent Common Stock held by the Company (Parent represents such number is expected to be 16,407,907 at the Effective Time as of the Second Amendment Effective Date).

    c.
    "Securities Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of March 27, 2020, by and among Parent, Company and certain accredited investors, as it may be amended from time to time.

    d.
    "Timber Issuance Number" shall mean the number of shares of Parent Common Stock to be issued in the Merger to holders of Timber Common Units, including the investors party to the Securities Purchase Agreement upon conversion of the Initial Common Units and the Additional Common Units (both as defined in the Securities Purchase Agreement), all of which shares shall be issued at the Effective Time of the Merger (including the shares of Parent Common Stock underlying the Additional Common Units that were to be placed in escrow under the Securities Purchase Agreement), but excluding the shares of Parent Common Stock underlying the Company VARs.

    e.
    "Limit Number" shall mean a number of shares of Parent Common Stock such that the number of registered shares of Parent Common Stock issued pursuant to the Registration Statement to holders of Timber Common Units would be 167,080,902 at the Effective Time, in which case the Timber Percentage would be 91.058%.

    f.
    "NYSE Closing Price" means the price per share of Parent Common Stock used by the NYSE American to determine compliance with its market capital standards.

  4.
  Continuing Effectiveness; Entire Agreement. Except as expressly modified by this Amendment, the Merger Agreement shall remain in full force and effect in accordance with its terms, with each of Parent, Merger Sub and Company ratifying, adopting and affirming the Merger Agreement and otherwise intending to be bound thereby. This Amendment shall be deemed an amendment to the Merger Agreement and shall become effective when executed and delivered by the Parties. Upon the effectiveness of this Amendment, all references in the Merger Agreement to "the Agreement" or "this Agreement," as applicable, shall refer to the Merger Agreement, as modified by this Amendment.

  5.
  Miscellaneous. Article X of the Merger Agreement is hereby incorporated into this Amendment mutatis mutandis.

[Signature page follows]

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

BIOPHARMX CORPORATION
By:	/s/ STEVEN M. BOSACKI
	Name:	Steven M. Bosacki
	Title:	Chief Executive Officer
BITI MERGER SUB, INC.
By:	/s/ STEVEN M. BOSACKI
	Name:	Steven M. Bosacki
	Title:	Chief Executive Officer
TIMBER PHARMACEUTICALS LLC
By:	/s/ JOHN KOCONIS
	Name:	John Koconis
	Title:	Chief Executive Officer

QuickLinks

Changes to sections of the original proxy statement .
  Exhibit A
FORM OF AMENDMENT NO. 1 SECURITIES PURCHASE AGREEMENT
RECITALS
AGREEMENT
  EXHIBIT B
AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
RECITALS
AGREEMENT